UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of interim executive offices)	63043 (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 23, 2014, SunEdison, Inc. (“SunEdison”) (NYSE: SUNE) and TerraForm Power, Inc. (“TerraForm Power”) (NASDAQ: TERP) issued a press release announcing that TerraForm Power, a subsidiary of SunEdison, has closed its previously announced initial public offering of 20,065,000 shares of its Class A common stock at a price to the public of $25.00 per share. In addition, the underwriters exercised in full their option to purchase an additional 3,009,750 shares of Class A common stock at the initial public offering price. Concurrently with the closing of the initial public offering, TerraForm Power and its subsidiaries also closed (1) the two previously announced concurrent private placement transactions of $65.0 million in the aggregate at a price per share equal to the initial public offering price, (2) the acquisition of the Mt. Signal solar project and (3) a new $300 million term loan facility and $140 million revolving credit facility.
TerraForm Power received proceeds from the initial public offering, net of underwriting discounts and commissions and a structuring fee, of approximately $533.5 million. TerraForm Power also received gross proceeds of $65.0 million from the sale of the Class A common stock in the private placement transactions. TerraForm Power used $436.2 million of the net proceeds from this offering and the private placements to acquire newly-issued Class A units of TerraForm Power, LLC (“Terra LLC”) directly from Terra LLC, and used all remaining net proceeds to purchase Class B units (and Class B common stock) from SunEdison at a price equal to the price per share in this offering, less underwriting discounts and commissions and a pro rata portion of the structuring fee, which securities will be immediately cancelled contemporaneously with Terra LLC issuing additional Class A units to TerraForm Power.

Terra LLC used the net proceeds of $436.2 million, together with borrowings under its new term loan facility, to repay all outstanding indebtedness (including accrued interest) under its bridge facility, to pay fees and expenses related to the new term loan and revolving credit facility and to repay $47.0 million of project-level indebtedness. In addition, Terra LLC will use $86.0 million of the net proceeds to pay for the acquisition and related milestone payments of certain projects included in TerraForm Power’s initial portfolio from SunEdison. The $194.4 million of net proceeds remaining with Terra LLC after the foregoing will be used for general corporate purposes, which may include future acquisitions of solar assets from SunEdison or from unaffiliated third parties.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued July 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	July 23, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued July 23, 2014